UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 1, 2009
SUPERFUND GREEN, L.P.

(Exact name of registrant as specified in charter)

Delaware	000-51634	98-0375395

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Superfund Office Building Grand Anse, St. George’s P.O. Box 1479
Grenada, W.I.	N/A

(Address of Principal Executive Offices)	(Zip Code)
(473) 439-2418

(Registrant’s telephone number, including area code)
Quadriga Superfund, L.P.

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On December 1, 2009, Superfund Green, L.P. (the “Registrant”) filed an Amendment to its Certificate of Limited Partnership with the Delaware Secretary of State’s office. Effective with the filing, the Registrant’s partnership name was changed from Quadriga Superfund, L.P. to Superfund Green, L.P. On December 1, 2009, the Registrant also amended its Limited Partnership Agreement to reflect the change of its name from Quadriga Superfund, L.P. to Superfund Green, L.P.

Item 9.01	Financial Statements and Exhibits
The following exhibits are included herewith:

3.01	Delaware Amendment to Certificate of Limited Partnership for Quadriga Superfund, L.P. dated December 1, 2009.
3.02	Text of Amendment to the Quadriga Superfund, L.P. Fourth Amended and Restated Limited Partnership Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 1, 2009	SUPERFUND GREEN, L.P. (Registrant)
	By:	Superfund Capital Management, Inc.
General Partner

By:	/s/ Nigel James
Nigel James
President

EXHIBIT INDEX

Exhibit Number	Description of Document	Page Number
3.01	Delaware Amendment to Certificate of Limited Partnership for Quadriga Superfund, L.P. dated December 1, 2009	E-2
3.02	Text of Amendment to the Quadriga Superfund, L.P. Fourth Amended and Restated Limited Partnership Agreement	E-3